UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-0572194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-121001

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of ExlService Holdings, Inc. The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-121001) under the Securities Act of 1933, as initially filed with the Securities and Exchange Commission on December 3, 2004 (including any subsequent amendments thereto, the “Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is hereby incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

All of the following exhibits have been filed as exhibits to the Registration Statement, and are hereby incorporated herein by reference.

Exhibit Number	Description of Exhibit

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to exhibit 3.1 of the Registration Statement).

3.2	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to exhibit 3.2 of the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 17, 2006

EXLSERVICE HOLDINGS, INC.

By:	/s/ Vikram Talwar
Name: Vikram Talwar
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to exhibit 3.1 of the Registration Statement).

3.2	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to exhibit 3.2 of the Registration Statement).

4.1	Specimen Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Registration Statement).

4